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                                                                    EXHIBIT 4(c)


                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE, dated as of February 1, 1997, between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (hereinafter called the "Company"), and THE CHASE MANHATTAN BANK, a corporation organized and existing under the laws of the State of New York, as successor trustee (hereinafter called the "Trustee").

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 3, 1994 (hereinafter called the "Indenture"), pursuant to which the Company may issue in series from time to time (i) unsecured Notes or Loan Obligations and (ii) Interests therein (collectively, the "Securities"). All terms used in this First Supplemental Indenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture;

         WHEREAS, Section 10.1(c) of the Indenture provides that without the consent of any Securityholders, the Company and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture in form satisfactory to the Trustee to make any change that does not adversely affect the interests of any Securityholder;

         WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to amend the Indenture and has requested that the Trustee join in the execution of this First Supplemental Indenture; and

         WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises, it is mutually covenanted and agreed as follows:

         I. AMENDMENTS.

                  A. The following amendments to the Indenture shall apply to Securities authenticated and delivered by the Trustee under this Indenture on or after the date of this First Supplemental Indenture:

                               (i) LIMITATION ON LIENS. Section 4.4 of the
                           Indenture, and the corresponding reference
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                           thereto to the Table of Contents thereto, is hereby
                           deleted in its entirety.

                               (ii) SECURITIES TO BE SECURED IN CERTAIN EVENTS.
                           Section 11.2 of the Indenture, and the corresponding reference thereto to the Table of Contents thereto, is hereby deleted in its entirety.

                               (iii) SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
                           SECURITYHOLDERS. The following clause is hereby deleted from Section 10.01(b) of the Indenture: "or as may be required by Section 11.2."

                               (v) CONFORMING CHANGES. Each of the following
                           section references in the Indenture are deleted and replaced by the respective section references indicated below:

                           CURRENT REFERENCE        NEW REFERENCE

                               Section 4.5            Section 4.4
                               Section 11.3           Section 11.2
                               Section 11.4           Section 11.3

                  B. The following amendment to the Indenture shall apply to any Securities Outstanding on the date of this First Supplemental Indenture or hereafter authenticated and delivered by the Trustee hereunder:

                               (i) SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
                           SECURITYHOLDERS. Section 10.1(c) of the Indenture is hereby amended by inserting the word "Outstanding" before the word "Securities" therein.

         II. MISCELLANEOUS.

                  A. INCORPORATION OF INDENTURE. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                  B. HEADINGS. The headings of the Articles and Sections of this First Supplemental Indenture are inserted for convenience of information of reference and shall not be deemed to be a part thereof.
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                  C.     COUNTERPARTS. This First Supplemental Indenture may be
                         executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  D. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                  E. SUCCESSORS AND ASSIGNS. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  F. SEPARABILITY CLAUSE. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  G. BENEFITS OF FIRST SUPPLEMENTAL INDENTURE. Nothing in this First Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Securityholders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

                  H. REGARDING THE TRUSTEE. The Trustee shall not be responsible for the correctness of the recitals herein, and makes no representation as to the validity or the sufficiency of this First Supplemental Indenture, and shall be entitled to all of the benefits of all of the rights, privileges, immunities and indemnities of the Trustee provided for in the Indenture.

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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the day and year first above written.


                                 GENERAL ELECTRIC CAPITAL
                                      CORPORATION

                                 By:  /s/ JEFFREY S. WERNER
                                      ------------------------------------------
                                      Jeffrey S. Werner
                                      Senior Vice President - Corporate Treasury
                                          and Global Funding Operation

ATTEST:

/s/ SCOTT P.F. CAMERON
-----------------------
Scott P.F. Cameron
Assistant Secretary

                                  THE CHASE MANHATTAN BANK,
                                       as Trustee

                                  By:   /s/ MARY A. LEWICKI
                                      ------------------------------------------
                                       Mary A. Lewicki
                                       Second Vice President

ATTEST:

 /s/ GEMMEL RICHARDS
-----------------------
Gemmel Richards
Assistant Secretary
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STATE OF  CONNECTICUT                )
                                     ) s.s.:
COUNTY OF FAIRFIELD                  )


         On the 10th day of February, 1997, before me personally came Jeffrey S. Werner, to me known, who, being by me duly sworn, did depose and say that he resides at 96 Southfield Avenue, Stamford, Connecticut 06902, that he is the Senior Vice President - Corporate Treasury and Global Funding Operation of General Electric Capital Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation, and that he signed his name thereto pursuant to like authority.




                                     /s/ NOTARY PUBLIC
                                     ------------------------------
                                     Notary Public
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STATE OF NEW YORK     )
                      ) s.s.:
COUNTY OF             )


         On the 13th day of February, 1997, before me personally came Mary Lewicki, to me known, who, being by me duly sworn, did depose and say that s/he resides at Staten Island, that s/he is Second Vice President of The Chase Manhattan Bank, one of the corporations described in and which executed the above instrument; that s/he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation, and that s/he signed her/his name thereto pursuant to like authority.




                                     /s/ NOTARY PUBLIC
                                     ------------------------------
                                     Notary Public